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MEXICAN STATES; MINISTRY
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COMMUNICATIONS

Exhibit 10.10.2
AMENDMENT TO THE CONCESSION TITLE AWARDED BY THE FEDERAL GOVERNMENT, THROUGH THE MINISTRY OF TRANSPORT AND COMMUNICATIONS (THE “MINISTRY”) ON DECEMBER 2, 1996 TO THE COMPANY FERROCARRIL DEL NORESTE, S.A. DE C.V., COMPANY THAT LATER CHANGED ITS BUSINESS NAME TO TFM, S.A. DE C.V., AND IS CURRENTLY KANSAS CITY SOUTHERN DE MÉXICO, S.A. DE C.V. (THE “CONCESSIONAIRE”) AND TO THE PREVIOUS AMENDMENT OF FEBRUARY 12, 2001, IN ACCORDANCE WITH THE FOLLOWING RECITALS AND CLAUSES.

R E C I T A L S

Terms appearing with a capital letter shall be understood as so defined in the Concession Title, as said document is defined below.

I.
On December 2, 1996, the Federal Government, through the Ministry, awarded the Concessionaire concession title to operate and exploit the Northeast trunk line in order to provide public railroad freight transport services on said line and auxiliary services, under the terms set forth in the respective title, which was amended on February 12, 2001. The concession title and the amendment to same shall be jointly referred to as the “Concession Title”.

The Concession Title established, among others, that the Ministry retains the right to award concessions to third parties for the providing of public railroad passenger transport services, and may exercise this power at any time during the effective period of the Concession Title. Also, the Concessionaire would be obligated to provide any and all assistance that may be required in order for passenger transport services to maintain their respective schedules, without causing detriment or impediment to the providing of freight transport services.

II.
The Maintenance Shop for Electric Locomotives, located at km A 9+800, with a surface area of 68,444.25 square meters (sixty-eight thousand four hundred and forty-four point two five square meters) is included in the assets granted under the Concession Title. However, as the location and surface area of this Maintenance Shop were not defined in the Concession Title, Attachment Three to the Concession Title must be amended to include the details of the surface area and location, and Attachment Four to the Concession Title must be amended to include the plans marking the surface area for the Maintenance Shop for Electric Locomotives not included in the Concession Title.

III.
On May 6, 1997, Ferrocarril del Noreste, S.A. de C.V. changed its company name to TFM, S.A. de C:V., the foregoing being recorded in public instrument 33,385, dated May 6, 1997, notarized by Mr. Miguel Limón Díaz, Mexico City Notary Public number 97, which was duly filed with the Mexico City Public Property and Business Registry, under commercial folio number 222305.

IV.
Following a public tender process, the Ministry awarded concession to the company Ferrocarriles Suburbanos, S.A. de C.V. on August 25, 2005, to provide public railroad passenger transport services under the modality of suburban train service on the “Cuautitlán-Buenavista” line, located in the State of Mexico and in Mexico City, route that may be extended to include the lines from Cuautitlán to Huehuetoca, State of Mexico, from Lechería to Jaltocan,

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PRINTED SEAL BEARING
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State of Mexico, and from San Rafael, Tlalnepantla, State of Mexico, to Tacuba in Mexico City (hereinafter, the “Suburban Railroad”) and also for the use, benefit, and exploitation of federal public property assets. Also, prior to the awarding of the concession to Ferrocarriles Suburbanos, S.A. de C.V., the Ministry informed the Concessionaire, through official notice number 120.1-312, dated March 22, 2004, that following analysis of the operating needs, efficiency, and safety for the providing of the public service to be concessioned through the Suburban Railroad project, the Ministry determined that various track sections included in the Northeast railroad route awarded to this Concessionaire under their Concession Title would be required for the providing of the abovementioned service on the “Cuautitlán-Buenavista” line, initially, and on the “Cuautitlán-Huehuetoca” line, accordingly, during a later stage, these track sections being located on the tracks known as “Juárez” and “Morelos”.

In addition to the above, the Ministry informed the Concessionaire that in order for the Concessionaire to continue providing the public railroad freight transport services the Concessionaire currently provides under their Concession Title on the track sections in question in a safe and efficient manner, the Ministry and/or the Suburban Railroad, at their expense, would execute any and all works required on the infrastructure of the line, to the satisfaction of the Concessionaire, on the “Cuautitlán-Buenavista” line. The foregoing includes, but is not limited to, the removal of fiber optics and signaling property of the Concessionaire from the confinement area to the location indicated by the Concessionaire for this purpose.

V.
From that established in Recital IV in relation to Recital I, first paragraph, herein, on September 17, 2004, the Ministry and the Concessionaire executed an Agreement by which both parties agreed, among others, to the terms and conditions under which the works on the railroad lines and the track section would be executed, and also on the other railroad infrastructure located on the Cuautitlán-Buenavista line (the “Agreement”). The foregoing, under the terms of the conceptual design attached to the Agreement as Appendix “A”. Under the terms of the Ninth clause of the Agreement, the Agreement would be integrally included in the concession title as of the date on which said concession is awarded to Ferrocarriles Suburbanos, S.A. de C.V..

VI.
As a result of the tender referenced in Recital IV herein, Ferrocarriles Suburbanos assumed the obligations acquired under the Agreement with regards to the modification, maintenance, and conservation of the railroad lines and their layout, and also to the other railroad infrastructure located on the Cuautitlán-Buenavista line, this being the reason for the inclusion of the Agreement in the Suburban Railroad Concession Title as Appendix B to Attachment Seven.

VII.
TFM, S.A. de C.V. changed its company name on December 2, 2005 to Kansas City Southern de México, S.A. de C.V., this being recorded in public instrument number 38013, dated December 2, 2005, notarized by Mr. Gabriel Benjamín Díaz Soto, Mexico City Notary Public number 131, the first transcript of which was duly filed with the Mexico City Public Property and Business Registry.

VIII.
Under the terms set forth by the eighth clause of the Agreement, Ferrocarriles Suburbanos is the party responsible for separating the traffic control center on the Cuautitlán-Buenavista line. It is therefore unnecessary for the Concessionaire to continue to carry out the operation, conservation, and maintenance of the overhead lines corresponding to the double electrified track from between Buenavista and Huehuetoca, on the track section from kilometer JM-0+000 to kilometer JM-43+974, the foregoing so that the Suburban Railroad project may use the

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installations corresponding to the overhead lines in reference in a more efficient manner.

IX.
As the concessionaire of the Suburban Railroad, under the executive project contained in their concession, would execute the works on the overhead lines and all of the electrical installations on the track from Buenavista to Huehuetoca, the Concessionaire is no longer required to continue to operate the installations corresponding to the overhead lines on the double electrified track on the Buenavista-Huehuetoca line, which runs from kilometer JM-0+000 to kilometer JM-43+974, and includes, but is not limited to, (i) the overhead lines at the Valle de México Receiving Yard, Circulation Track, and Repair Shop for Electric Locomotives; (ii) the overhead lines at the New Yard at Lechería; (iii) Traction Current Installations on the Buenavista-Huehuetoca line; (iv) the traction current substations known as “Lechería”, “El Salto”, “Héroes de Carranza”, “Dañú”, “La Manga”, “La Mansión”, and “Querétaro”; and also (v) six sectioning posts and 11 sub-sectioning posts (jointly, the “Overhead Lines on the Buenavista-Huehuetoca Line”), this being the reasoning for the elimination of the obligation of the Concessionaire to conserve and maintain the double electrified track on the Buenavista-Huehuetoca line on the track section indicated and to thus remove part of the overhead lines from their responsibility. The foregoing, with the understanding that a portion of the assets to be removed may be reused by the concessionaire of the Suburban Railroad.

X.
As a result of that indicated in Recital IX, the Concessionaire has informed this Ministry of their willingness to offer support to assist the Ministry in meeting compliance with the commitments acquired under the Agreement, in order for the assets corresponding to the overhead lines on the double electrified track on the Buenavista-Huehuetoca line to be used in a more efficient manner to the benefit of the residents of the Valle de México Metropolitan Area.

To this, the Concessionaire, through document dated July 7, 2006, requested the permission of the head of the Railroad and Multimodal Transport Department to turn over the infrastructure corresponding to the overhead lines indicated in Recital IX to the Ministry.

XI.
Mr. José Guillermo Zozaya Délano accredited his position as legal representative for the Concessionaire, holding sufficient legal powers to enter into this amendment to the Concession Title, powers that have not been revoked nor modified in any manner, as recorded in public instrument number 35,585, notarized by Mr. Gabriel Benjamín Díaz Soto, Mexico City Notary Public number 131.

Given the above, under the terms of Article 36, sections I, VII, VIII, and XXVII, of the Federal Government Organic Law; Articles 1, 5, 6 sections I, II, VIII, and IX, and 14 of the Railroad Service Regulatory Law; Articles 6, section VI, 13, 15, and 16 of the General National Assets Law; Articles 1, 3, and 15 of the Railroad Service Regulation; Article 5, sections XI and XVIII, of the Ministry of Transport and Communications Internal Regulation, and condition 5.2 of the Concession Title, this Department of the Federal Government hereby amends the Concession Title awarded to the Concessionaire on December 2, 1996, and previously amended on February 12, 2001, in accordance with the following:

C L A U S E S

FIRST.- Attachment Three to the Concession Title is hereby amended so as to incorporate the

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properties report into the Attachment in reference, to reflect the Maintenance Shop for Electric Locomotives as a public Asset and as being included in the Concession Title.

SECOND.- Attachment Four to the Concession Title is hereby amended so as to incorporate the plan that marks the surface area, location, and boundaries of the Maintenance Shop for Electrical Locomotives, plan that is attached hereto as Appendix One.

THIRD.- Condition 2.5 of the Concession Title is hereby amended to be written as follows:

“2.5 The Concessionaire may alter or execute works on the Railroad Line or the Assets when the objective of said modifications is to modernize, reconstruct, conserve, or maintain the line or the Assets in question, or to improve the efficiency or the quality of the railroad service.

All works executed on the Railroad Line shall immediately become federal public assets, independent of the duration of this Title and the Concessionaire shall acquire the corresponding rights and obligations on same so conferred upon the Concessionaire by the provisions indicated in points 1.4.1, 1.4.2, and 1.5.

The Concessionaire is hereby obligated to execute the works in adherence of the executive project previously approved by the Ministry.

On the conclusion of said works, the characteristics, configuration, and specific dimensions of the works executed shall be added to Attachment Two.”

FOURTH.- The Concession Title is hereby amended to eliminate all reference to the obligation to conserve and maintain the Buenavista-Huehuetoca line. The Ministry shall authorize the respective adjustments to the Business Plan, provided said body has previously approved the justification for same.

FIFTH.- The Concessionaire shall, at their own expense, remove the Overhead Lines on the Buenavista-Huehuetoca Line, solely in terms of the track section between kilometer JM-28+615 and JM-43+974, and also any other not considered within the executive project for the Suburban Railroad.

The removal of the Overhead Lines on the Buenavista-Huehuetoca Line referenced in the previous paragraph includes the removal of the copper cable and other installations related to the electrification of this track section, which shall be reverted to the Federal Government, at no cost, in accordance with the inventory prepared by the Ministry and the Concessionaire jointly.

The assets and parts that may be dismantled and reused to be reverted by reason of the removal of the overhead lines on the Buenavista-Huehuetoca Line, with the exception of those that cannot be physically removed and delivered due to their nature, must be removed and delivered to the Federal Government at the location, within Mexico, so indicated by the Ministry, at no cost to the Federal Government, within 30 (thirty) days following the termination date of the dismantlement works. In the event delivery cannot be completed due to causes imputable to the Federal

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Government, the obligation of the Concessionaire to maintain the substations shall remain in effect for a maximum period of 30 (thirty) days, from the date of signing hereunder, and following this period, the Federal Government shall be responsible for delivery and shall also cover any and all administrative and warehousing costs incurred. In the event the Overhead Lines on the Buenavista-Huehuetoca Line cannot be delivered due to causes imputable to the Concessionaire, the Concessionaire shall be responsible for their maintenance until such time as their delivery is completed.

The assets that may be dismantled and reused that cannot be delivered to the Federal Government due to any reason imputable to the Concessionaire must be paid according to the appraisal performed by the Institute for the Administration and Appraisal of National Assets.

SIXTH.- The terms of this Amendment to the Concession Title shall enter into effect the day following its execution.

On signing, this instrument shall be integrally included in the Concession Title. The conditions of the Concession Title that are not subject to this Amendment shall remain in effect and be ratified in their whole.

SEVENTH.- The Concessionaire hereby unconditionally accepts the Amendment to the Concession Title subject of this instrument, in the whole of its terms.

This amendment to the Concession Title is hereby signed in triplicate, in Mexico City, Mexico on the 22nd day of the month of November in the year two thousand and six.

MINISTRY OF TRANSPORT AND COMMUNICATIONS

ILLEGIBLE SIGNATURE
ILLEGIBLE INITIALS
ILLEGIBLE INITIALS
______________________________
PEDRO CERISOLA Y WEBER

THE CONCESSIONAIRE

ILLEGIBLE SIGNATURE

_____________________________
JOSÉ GUILLERMO ZOZAYA DÉLANO

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